Filed Pursuant to Rule 424(b)(3)
File Number 333-120973

PROSPECTUS SUPPLEMENT NO. 13
to Prospectus declared
effective on May 11, 2006
as supplemented on May 17, 2006, June 12, 2006, August 18, 2006, September 18, 2006, September 29, 2006,
October 23, 2006, November 21, 2006, December 14, 2006, February 20, 2007, March 2, 2007, March 12, 2007 and April 2, 2007
(Registration No. 333-120973)

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.

        This Prospectus Supplement No. 13 supplements our Prospectus dated May 12, 2006, Prospectus Supplement No.1 dated May 17, 2006, Prospectus Supplement No. 2 dated June 12, 2006, Prospectus Supplement No. 3 dated August 18, 2006, Prospectus Supplement No. 4 dated September 18, 2006, Prospectus Supplement No. 5 dated September 29, 2006, Prospectus Supplement No. 6 dated October 23, 2006, Prospectus Supplement No. 7 dated November 21, 2006, Prospectus Supplement No. 8 dated December 14, 2006, Prospectus Supplement No. 9 dated February 20, 2007, Prospectus Supplement No. 10 dated March 2, 2007, Prospectus Supplement No. 11 dated March 12, 2007 and Prospectus Supplement No. 12 dated April 2, 2007. The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. You should read this Prospectus Supplement No. 13 together with the Prospectus, Prospectus Supplement No. 1, Prospectus Supplement No. 2, Prospectus Supplement No. 3, Prospectus Supplement No. 4, Prospectus Supplement No. 5, Prospectus Supplement No. 6, Prospectus Supplement No. 7, Prospectus Supplement No. 8, Prospectus Supplement No. 9, Prospectus Supplement No. 10, Prospectus Supplement No. 11 and Prospectus Supplement No. 12.

This Prospectus Supplement includes the attached Current Report on Form 8-K of Cyberkinetics Neurotechnology Systems, Inc. dated April 18, 2007, as filed by us with the Securities and Exchange Commission.

        Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol "CYKN."

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is May 1, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2007

Cyberkinetics Neurotechnology Systems, Inc.
(Exact name of registrant specified in charter)
Delaware	000-50505	13-4287300
(State of	(Commission File	(IRS Employer
Incorporation)	Number)	Identification No.)

100 Foxborough Blvd., Suite 240
Foxborough, MA 02035
(Address of principal executive offices) (Zip Code)

508-549-9981
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2007, Kimi E. Iguchi, Vice President, Finance and Principal Accounting Officer, announced her resignation from the Company effective May 31, 2007 to pursue other interests. Ms. Iguchi’s responsibilities will be assumed by Kurt H. Kruger, Chief Financial Officer and David A. Keene, Corporate Controller. On April 24, 2007, the Company appointed Mr. Keene as Principal Accounting Officer effective April 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Cyberkinetics Neurotechnology Systems, Inc.

By:	/s/ Timothy R. Surgenor
Name:	Timothy R. Surgenor
Title:	President and Chief Executive Officer

Dated: April 24, 2007